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                                                 Exhibit 11
                                                 __________

              CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees
AFD Exchange Reserves


         We hereby consent to the use of our report dated
October 21, 1996 on the financial statements of AFD Exchange
Reserves referred to therein in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A, File No. 33-74230, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions
"Statements and Reports" and "Independent Auditors".

                                  /s/ McGladrey & Pullen, LLP

New York, New York
January 31, 1997


























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